UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 15, 2014 (December 15, 2014)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

877 North 8th West, Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
(Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□            Written communications pursuant to Rule 425 under the Securities Act
□            Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5:  Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of President and Chief Operating Officer

On December 15, 2014, U.S. Energy Corp. announced the appointment of David Veltri as the President and Chief Operating Officer of the Company effective January 1, 2015.  Mr. Veltri, 57, has over 33 years of oil and gas industry experience with a major oil company and several independent oil companies, and has managed and provided engineering services for all phases of upstream and mid-stream oil and gas operations, covering North Dakota, Wyoming, the Rocky Mountains, the Southern U.S., Mid-Continent, Louisiana, Texas and various international locations.  Most recently, Mr. Veltri served as Chief Operating Officer for Emerald Oil, Inc., having held that position from November 2012 through December 2014.  From October 2011 through November 2012, Mr. Veltri served as an independent petroleum engineering consultant.  From August 2008 through September 2011, Mr. Veltri served as Vice President/General Manager of Baytex Energy USA Ltd., where he managed business unit operations, capital drilling programs, lease maintenance and producing properties in the Williston Basin in North Dakota.  From September 2006 to July 2008, Mr. Veltri was Production Manager at El Paso Exploration and Production Company, where he managed producing oil and gas properties located in northern New Mexico.  Mr. Veltri received a Bachelor of Science in Mining and Engineering from West Virginia University.

In conjunction with his appointment, Mr. Veltri will receive an annual base salary of $359,000 and is eligible to receive an annual performance bonus of up to 150% of his base salary based on performance metrics to be determined by the Company's Compensation Committee.  In addition, under the Company's 2012 Equity and Incentive Performance Plan (the "2012 Equity Plan"), Mr. Veltri, will be granted, on January 1, 2015, restricted shares of the Company in an amount equal to 50% of his annual base salary.  The restricted shares will vest in equal tranches over a three year period.  Mr. Veltri will also be granted on January 1, 2015  incentive stock options of the Company with a value equal to 50% of his annual base salary, using the Black-Scholes valuation method to determine the value of the options at the date of grant.  The options will vest in equal tranches over a three year period.  The restricted shares and stock options grants are subject to the 200,000 share annual grant limit to any individual in accordance with the 2012 Equity Plan.  Mr. Veltri is also eligible to receive additional performance bonuses from time to time as determined at the discretion of the Compensation Committee, which may be in the form of cash or equity awards.  The Company expects to enter into an employment agreement with Mr. Veltri reflecting these terms.

There are no arrangements or understandings between Mr. Veltri and any other person pursuant to which Mr. Veltri was selected as an officer.  Mr. Veltri does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.  There are no transactions in which Mr. Veltri has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Section 7:  Regulation FD

Item 7.01.  Regulation FD Disclosure

The Company published a press release dated December 15, 2014 announcing the appointment of Mr. Veltri as President and Chief Operating Officer.  The press release is attached as Exhibit 99.1 hereto.

Section 9:  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

Exhibit 99.1.  Press Release dated December 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: December 15, 2014	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO